EXHIBIT 10.6

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(c) and Rule 24b-2

FIRST AMENDMENT TO

STATEMENT OF WORK NO. THREE

This First Amendment to Statement of Work No. Three (“Amendment”), dated September 21, 2018 (“Effective Date”), is by and between HTG Molecular Diagnostics, Inc., with a place of business at 3430 E. Global Loop, Tucson, AZ 85706 (“HTG”), and QIAGEN Manchester Limited, with a place of business at Skelton House, Lloyd Street North, Manchester, United Kingdom (“QIAGEN”).

RECITALS

WHEREAS, the parties entered into that certain Statement of Work No. Three, dated January 12, 2018 (the “Agreement”), and the parties now desire to modify their understanding(s) and amend the Agreement.

NOW, THEREFORE, based upon the above premises, and in consideration of the mutual covenants and conditions contained in the Agreement and herein, the parties agree as follows:

1.Section 3.1 is hereby deleted in its entirety and restated as follows:

3.1

Development Objectives. Development activities under this SOW, generally, will be directed to the following objectives, all or part of which may occur in series or in parallel as circumstances may dictate:

3.1.1	Develop an Investigational Use Only (IUO) assay […***…];
3.1.2	Conduct clinical studies in certain countries using the IUO assay;
3.1.3	Prepare, file and prosecute an application for pre-market approval of the IUO assay with the U.S. Food and Drug Administration; and
3.1.4	Obtain CE-marking of the IUO assay pursuant to DIRECTIVE 98/79/EC OF THE EUROPEAN PARLIAMENT AND OF THE COUNCIL of 27 October 1998 on in vitro diagnostic medical devices.
3.1.5	Such other Development objectives as approved by unanimous written decision of the Steering Committee.

2.The following clause in Section 3.2 of the SOW will only apply to the prospective costs set forth in this Amendment (i.e., those incurred after the Effective Date of this Amendment):

“To the extent proposed modifications or supplements of the Work Plan impact Project Costs by more than […***…]% overall or impact the target or due date of any Deliverable, the proposed modification shall require approval by unanimous written decision of the Steering Committee”

***Confidential Treatment Requested

3.The following sentences are hereby added to the end of Section 5.5, with effect as of April 1st 2018

“If, in any Applicable Period, the parties’ Project Costs exceed the amounts paid by PHARMA to QIAGEN during such period (a “Loss”), the Loss shall be carried forward to and included in the Net Profit calculation for the following Applicable Period and each subsequent Applicable Period thereafter until there is a positive overall Net Profit for an Applicable Period, at which juncture the Net Profit shall be distributed as contemplated in this Section 5.5.

“If the forecast for the final Applicable Period under the SOW shows a Loss, then the Net Profit for the preceding Applicable Period(s) shall be combined with the final Applicable Period until the Net Profit is positive. The Net Profit calculation shall be performed for the combined Applicable Period(s) resulting in a Net Profit and payment executed upon completion of the SOW.”

4.Section 5 Compensation Arrangements is expanded to include a new sub-section as follows:

Section 5.7 Pass-through Costs

For purposes of this SOW “Pass Through Costs” shall mean those out of pocket costs and expenses incurred in support of the Project and explicitly authorized in advance as such by PHARMA. In the event either Party identifies certain costs as required Pass-through Costs, each Party will consider the additional costs, and if approved by the parties, and where necessary, by PHARMA, document the additional Pass-Through Costs in writing. Approved Pass-Through Costs shall not be considered Project Costs, and thus shall be excluded from the Net Profit calculation. Any Pass-through Costs incurred by HTG shall be reimbursed by QIAGEN at the actual costs without a markup and will be invoiced on a monthly basis as incurred.

5.Except as modified above, the Agreement as originally stated shall remain in full force and effect.

6.This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument. Facsimile or other electronically transmitted signatures shall be deemed original signatures.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by a duly authorized representative.

HTG MOLECULAR DIAGNOSTICS, INC. By:/s/ Timothy B. Johnson Name:Timothy B. Johnson Title:CEO Date:September 21, 2018	QIAGEN MANCHESTER LIMITED By:/s/ Thierry Bernard Name:Thierry Bernard Title:Sr. VP, Business Area MDx Date:September 21, 2018